UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 30, 2020

Date of Report (Date of earliest event reported)

Generation Hemp, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-55019	26-3119496
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5128 Horseshoe Trail Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 209-6154

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2020, Generation Hemp, Inc. (the “Company”) entered into Subscription Agreements (the “Subscription Agreements”) with certain accredited investors, including Gary C. Evans, Chief Executive Officer of the Company (collectively, the “Purchasers”), pursuant to which the Company agreed to offer, issue and sell to the Purchasers, an aggregate of 135 units (the “Units”). Each Unit is comprise of (i) one share of Series B Redeemable Convertible Preferred Stock, no par value (the “Series B Preferred Stock” or the “Shares”) the Company, and (ii) one warrant (the “Warrant(s)”) exercisable for 50,000 shares of common stock of the Company (the “Common Stock”), in accordance with the terms and conditions of this Subscription Agreement, at a purchase price (the “Offering Price”) of $10,000 per Unit.

The sale of the Units under the Subscription Agreements entered into on December 30, 2020 resulted in aggregate gross proceeds to the Company of approximately $1.35 million, before deducting estimated offering expenses payable by the Company. Substantially all of the proceeds raised in the offering shall be used in connection with executing the acquisition strategy of the Company and for general corporate purposes.

On December 30, 2020, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of State of the State of Colorado (the “Certificate of Designation”) creating a new series of authorized preferred stock of the Company designated as the “Series B Convertible Preferred Stock.” The Certificate of Designation became effective with the Secretary of State of the State of Colorado upon filing.

Each share of Series B Preferred Stock shall initially be convertible into twenty-five thousand (25,000) shares of Common Stock (the “Conversion Shares”), subject to adjustment in accordance with the Certificate of Designation.

Holders of Series B Preferred Stock are entitled to receive dividends of 6.00% per annum based on the stated value equal to $10,000 per Share (the “Stated Value”). Except as otherwise required by law, the Series B Preferred Stock does not have voting rights. However, as long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B Preferred Stock, (d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, (e) enter into any agreement with respect to any of the foregoing, or (f) pay cash dividends or distributions on any equity securities of the Corporation other than pursuant to the terms of the Corporation’s outstanding Series B Preferred Stock. The Series B Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company.

Beginning the later of June 30, 2021 or the effectiveness of any registration statement registering the underlying common shares, all or any portion of the Series B Preferred Stock held by such Purchaser may be converted, at their option, into 25,000 shares of Common Stock, as adjusted for any stock dividends, splits, combinations or similar events.

At any time after the occurrence of a “Qualifying Event,” the Company, upon 5-day written notice to the Purchaser, shall have the right to cause each share of Series B Preferred Stock (and all accrued in-kind dividends with respect thereto) to be converted into the Conversion Shares. For purposes this automatic conversion of the Series B Preferred Stock, a "Qualifying Event" shall have occurred if (A) (1) the rolling five (5)-trading day volume-weighted average trading price of shares of the Common Stock exceeds $1.00, and (2) there shall be an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering all of the shares of Common Stock which would be issuable upon conversion of all of the outstanding shares of Series B Preferred Stock or (B) the Corporation closes a firm commitment underwriting of the Common Stock on a Form S-1 Registration Statement with aggregate gross proceeds of at least $5,000,000 at a price per share equal to or greater than $1.00.

The share of Series B Preferred Stock may be redeemed by the Company for the Stated Value, plus accrued and unpaid dividends, at any time. On March 31, 2021, and June 30, 2021, September 30, 2021, December 31, 2021, a payment of 12.5% of the total amount of Series B Preferred Stock then outstanding plus accrued dividends will be due from the Company to each Holder of Series B Preferred Stock as a partial redemption by the Company of such Holder.

Each Warrant shall be exercisable immediately upon issuance and shall be exercisable until the 24-month anniversary of the date of issuance, at an exercise price of $0.352 per Warrant Share. The exercise price of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants may only be exercised for cash.

The Preferred Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act, and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The foregoing summaries of the offerings, the securities to be issued in connection therewith, the Subscription Agreements, the Preferred Stock and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Certificate of Designation, as well as the form of Subscription Agreement and Warrant, are attached hereto as Exhibits 10.1, 3.1 and 4.1, respectively, and are incorporated herein by reference.

On December 30, 2020, the Company issued a Subordinated Promissory Note in principal amount of $500,000.00 to an accredited investor (the “Subordinated Note”). The unpaid balance of the Subordinated Note shall bear interest at a rate of 10.00% per annum. The Subordinated Note and accrued and unpaid interest are due September 30, 2021. The Company will make payments of principal of $250,000 on March 30 and September 30, 2021.

If at any time prior to September 30, 2021, the Company raises new equity capital in the amount of $5,000,000.00 or more, then within five (5) business days of closing, repayment of all outstanding principal and interest on the Subordinated Note will be due.

In addition, the holder of the Subordinated Note shall receive a warrant to purchase 500,000 shares of Common Stock on terms and conditions substantially similar to those provided in the above described Warrant.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Subordinated Note and the full text of the Subordinated Note, which is attached hereto as Exhibit 4.2, is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

References to the Series B Preferred Stock, Warrants, and Conversion Shares set forth under Item 1.01, are incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference to the filing of the Certificate of Designation made in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock.

4.1	Form of Warrant.

4.2	10.00% Subordinated Promissory Note due September 30, 2021

10.1	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Generation Hemp, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION HEMP, INC.

Date: January 6, 2021	By:	/s/Gary C. Evans
Gary C. Evans Chief Executive Officer

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